FORM OF

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

                                       AND

                             KIRLIN SECURITIES, INC.
















                            DATED: ____________, 2004

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----

1.    Purchase and Sale of Securities....................................................1
      1.1      Firm Securities...........................................................1
               1.1.1    Purchase of Firm Securities......................................1
               1.1.2    Delivery and Payment.............................................1
      1.2      Over-Allotment Option.....................................................2
               1.2.1    Option Securities................................................2
               1.2.2    Exercise of Option...............................................2
               1.2.3    Payment and Delivery.............................................2
      1.3      Representative's Purchase Option..........................................3
               1.3.1    Purchase Option..................................................3
               1.3.2    Payment and Delivery.............................................3
2.    Representations and Warranties of the Company......................................3
      2.1      Filing of Registration Statement..........................................3
               2.1.1    Pursuant to the Act..............................................3
               2.1.2    Pursuant to the Exchange Act.....................................4
      2.2      No Stop Orders, Etc.......................................................4
      2.3      Disclosures in Registration Statement.....................................4
               2.3.1    Securities Act Representation....................................4
               2.3.2    Disclosure of Contracts..........................................4
               2.3.3    Prior Securities Transactions....................................5
      2.4      Changes After Dates in Registration Statement.............................5
               2.4.1    No Material Adverse Change.......................................5
               2.4.2    Recent Securities Transactions, Etc..............................5
      2.5      Independent Accountants...................................................5
      2.6      Financial Statements......................................................5
      2.7      Authorized Capital; Options; Etc..........................................5
      2.8      Valid Issuance of Securities; Etc.........................................6
               2.8.1    Outstanding Securities...........................................6
               2.8.2    Securities Sold Pursuant to this Agreement.......................6
      2.9      Registration Rights of Third Parties......................................7
      2.10     Validity and Binding Effect of Agreements.................................7
      2.11     No Conflicts, Etc.........................................................7
      2.12     No Defaults; Violations...................................................7
      2.13     Corporate Power; Licenses; Consents.......................................8
               2.13.1   Conduct of Business..............................................8
               2.13.2   Transactions Contemplated Herein.................................8
      2.14     Title to Property; Insurance..............................................8
      2.15     Litigation; Governmental Proceedings......................................8
      2.16     Good Standing.............................................................8
      2.17     Taxes.....................................................................9
      2.18     Employees' Options........................................................9
      2.19     Transactions Affecting Disclosure to NASD.................................9
               2.19.1   Finder's Fees....................................................9
               2.19.2   Payments Within Twelve Months....................................9
               2.19.3   Use of Proceeds.................................................10
               2.19.4   Insiders' NASD Affiliation......................................10

                                                                                       Page
                                                                                       ----

      2.20     Foreign Corrupt Practices Act............................................10
      2.21     Bulletin Board Eligibility...............................................10
      2.22     Intangibles..............................................................10
      2.23     Relations With Employees.................................................11
               2.23.1   Employee Matters................................................11
               2.23.2   Employee Benefit Plans..........................................11
      2.24     Officers' Certificate....................................................11
      2.25     Warrant Agreement........................................................11
      2.26     Lock-Up Agreements.......................................................11
      2.27     Subsidiaries.............................................................12
      2.28     Environmental Matters....................................................12
      2.29     Product Liability Insurance..............................................12
      2.30     Conversion of 7 1/4% Notes...............................................12
      2.31     Related Party Transactions...............................................12
      2.32     Standard & Poor's Listing................................................12
      2.33     Regulatory Compliance....................................................12
      2.34     Board of Directors.......................................................13
      2.35     No Stop Orders...........................................................13
      2.36     Non Non-Competition Obligations..........................................13
      2.37     Sarbanes-Oxley Compliance................................................13
               2.37.1   Disclosure Controls.............................................13
               2.37.2   Compliance......................................................13
3.    Covenants of the Company..........................................................13
      3.1      Amendments to Registration Statement.....................................13
      3.2      Federal Securities Laws..................................................13
               3.2.1    Compliance......................................................13
               3.2.2    Filing of Final Prospectus......................................14
               3.2.3    Exchange Act Registration.......................................14
      3.3      Blue Sky Filings.........................................................14
      3.4      Delivery to the Underwriters of Prospectuses.............................14
      3.5      Events Requiring Notice to the Representative............................14
      3.6      Review of Financial Statements...........................................15
      3.7      Exchange Maintenance.....................................................15
      3.8      Standard & Poor's and Secondary Market Trading...........................15
      3.9      Warrant Solicitation and Registration of Common Stock
               Underlying the Warrants..................................................15
               3.9.1    Warrant Solicitation Fees.......................................15
               3.9.2    Registration of Common Stock....................................16
      3.10     Reports to the Representative............................................16
               3.10.1   Periodic Reports, Etc...........................................16
               3.10.2   Transfer Sheets and Weekly Position Listings....................16
               3.10.3   Secondary Market Trading Memorandum.............................16
      3.11     Agreements between the Representative and the Company....................16
               3.11.1   Merger and Acquisition Agreement................................16
               3.11.2   Representative's Purchase Option................................17
      3.12     Disqualification of Form SB-2 or Form S-1 (or other appropriate form)....17
      3.13     Payment of Expenses......................................................17

                                                                                       Page
                                                                                       ----

               3.13.1   General Expenses................................................17
               3.13.2   Non-Accountable Expenses........................................18
      3.14     Application of Net Proceeds..............................................18
      3.15     Delivery of Earnings Statements to Security Holders......................18
      3.16     Key Person Life Insurance................................................18
      3.17     Stabilization............................................................18
      3.18     Internal Controls........................................................18
      3.19     Accountants and Lawyers..................................................19
      3.20     Transfer Agent...........................................................19
      3.21     NASD.....................................................................19
      3.22     Sale of Securities.......................................................19
      3.23     Form S-8.................................................................19
      3.24     Employee Benefit Plans...................................................19
4.    Conditions of the Underwriters' Obligations.......................................19
      4.1      Regulatory Matters.......................................................19
               4.1.1    Effectiveness of Registration Statement.........................19
               4.1.2    NASD Clearance..................................................20
               4.1.3    No Blue Sky Stop Orders.........................................20
      4.2      Company Counsel Matters..................................................20
               4.2.1    Effective Date Opinion of Counsel...............................20
               4.2.2    Closing Date and Option Closing Date Opinion of Counsels........20
               4.2.3    Reliance........................................................20
      4.3      Cold Comfort Letter......................................................20
      4.4      Officers' Certificates...................................................21
               4.4.1    Officers' Certificate...........................................21
               4.4.2    Secretary's Certificate.........................................22
      4.5      No Material Changes......................................................22
      4.6      Delivery of Agreements...................................................22
      4.7      Opinion of Counsel for the Underwriters..................................22
      4.8      Unaudited Financials.....................................................23
5.    Indemnification...................................................................23
      5.1      Indemnification of Underwriters..........................................23
               5.1.1    General.........................................................23
               5.1.2    Procedure.......................................................24
               5.1.3    Indemnification of the Company..................................24
      5.2      Contribution.............................................................24
               5.2.1    Contribution Rights.............................................24
               5.2.2    Contribution Procedure..........................................25
6.    Default by an Underwriter.........................................................25
      6.1      Default Not Exceeding 10% of Firm Securities or Option Securities........25
      6.2      Default Exceeding 10% of Firm Securities or Option Securities............26
      6.3      Postponement of Closing Date.............................................26
7.    Right to Appoint Representative...................................................26
8.    Additional Covenants..............................................................26
      8.1      Board Composition and Board Designations.................................26
      8.2      Employment and Compensation Matters......................................27
      8.3      Press Releases...........................................................27

                                                                                       Page
                                                                                       ----

9.    Representations and Agreements to Survive Delivery................................27
10.   Effective Date of This Agreement and Termination Thereof..........................27
      10.1     Effective Date...........................................................27
      10.2     Termination..............................................................27
      10.3     Notice...................................................................28
      10.4     Expenses.................................................................28
      10.5     Indemnification..........................................................28
11.   Miscellaneous.....................................................................28
      11.1     Notices..................................................................28
      11.2     Headings.................................................................29
      11.3     Amendment................................................................29
      11.4     Entire Agreement.........................................................29
      11.5     Binding Effect...........................................................29
      11.6     Governing Law, Jurisdiction..............................................29
      11.7     Execution in Counterparts................................................30
      11.8     Waiver, Etc..............................................................30

                              INDEX OF DEFINITIONS

Term                                                                  Section
----                                                                  -------

Act.....................................................................2.1.1
AMEX.....................................................................2.21
Closing Date............................................................1.1.2
Code ..................................................................2.23.2
Commission..............................................................2.1.1
Common Stock............................................................1.1.1
Company..........................................................Introductory
                                                                    Paragraph
Debentures...............................................................2.26
Effective Date..........................................................1.2.2
ERISA..................................................................2.23.2
ERISA Plans............................................................2.23.2
Exchange Act............................................................2.1.2
Filing Date............................................................2.19.2
Financial Consulting Agreement.........................................3.13.1
Firm Securities.........................................................1.1.1
Insiders.................................................................2.26
Intangibles..............................................................2.22
Merger and Acquisition Agreement.......................................3.12.1
NASD...................................................................2.19.1
Option Closing Date.....................................................1.2.2
Option Securities.......................................................1.2.1
Over-allotment Option...................................................1.2.1
Preferred Stock..........................................................2.26
Preliminary Prospectus..................................................2.1.1
Prospectus..............................................................2.1.1
Public Securities.......................................................1.2.1
Registration Statement..................................................2.1.1
Regulations.............................................................2.1.1
Secondary Market Trading Memorandum....................................3.11.3
Securities..............................................................1.3.1
Subsidiary(ies)..........................................................2.27
Transfer Agent...........................................................3.21
Unaudited Financials......................................................4.8
Underwriter......................................................Introductory
                                                                    Paragraph
Representative's Purchase Option........................................1.3.1
Representative's Securities.............................................1.3.1
Representative's Shares.................................................1.3.1
Representative's Warrants...............................................1.3.1
Warrant.................................................................1.1.1
Warrant Agreement........................................................2.25

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

                           [ ] SHARES OF COMMON STOCK

                                       AND

                  [ ] REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                             UNDERWRITING AGREEMENT

                                                              New York, New York

                                                                 _________, 2004

Kirlin Securities, Inc.
6901 Jericho Turnpike
Syosset, New York  11791

Ladies and Gentlemen:

         The undersigned, Fusion Telecommunications International, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Kirlin Securities, Inc. (being referred to herein variously as "you," "Kirlin" or the "Representative") and with the other underwriters named on Schedule I hereto for which Kirlin is acting as Representative (the Representative and the other Underwriters being collectively called the "Underwriters" or, individually, an "Underwriter") as follows:

         1.    PURCHASE AND SALE OF SECURITIES.

               1.1     FIRM SECURITIES.

                       1.1.1 PURCHASE OF FIRM SECURITIES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters an aggregate of [ ] shares of the Company's common stock, par value $[.01] per share ("Common Stock") at a purchase price (net of discounts and commissions) of $[ ] per share, and [ ] Redeemable Common Stock Purchase Warrants ("Warrant(s)") at a purchase price (net of discounts and commissions) of $[ ] per Warrant. Each Warrant will entitle the holder thereof to purchase one share of Common Stock at a purchase price of $[ ] per share during the period beginning on the Effective Date (as hereinafter defined) and ending on the fifth anniversary of the Effective Date. The foregoing shares of Common Stock and Warrants are referred to herein as the "Firm Securities." The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Securities set forth opposite their respective names on Schedule I attached hereto and made a part hereof.

                       1.1.2 DELIVERY AND PAYMENT. Delivery and payment for the Firm Securities shall be made at 10:00 A.M., New York time, on or before the third business day following the date that the Firm Securities commence trading or at such earlier time as the Representative shall determine, or at such other time as shall be agreed upon by the

Representative and the Company, at the offices of counsel to the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities are called the "Closing Date." Payment for the Firm Securities shall be made on the Closing Date by wire transfer in immediately available funds, payable to the order of the Company upon delivery to you by either electronic transfer of the Firm Securities or of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Securities for the account of the Underwriters. Any certificates representing the Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Securities for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

               1.2     OVER-ALLOTMENT OPTION.

                       1.2.1 OPTION SECURITIES. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Underwriters are hereby granted an option to purchase up to an additional [ ] shares of Common Stock from the Company ("Over-allotment Option"). Such additional [ ] shares of Common Stock are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities, together with the shares of Common Stock issuable upon exercise of the Warrants, are hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Securities will be the same price per Option Security as the price per Firm Security set forth in Section 1.1.1 hereof.

                       1.2.2 EXERCISE OF OPTION. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the "Option Closing Date"), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Securities specified in such notice.

                       1.2.3 PAYMENT AND DELIVERY. Payment for the Option Securities will be at the Representative's election by wire transfer in immediately available funds, payable to the order of the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to you by either certificates representing such securities or electronic delivery of the securities for the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the Representative to examine and package the Option Securities for delivery not less than one full business day prior to such Closing Date.

               1.3     REPRESENTATIVE'S PURCHASE OPTION.

                       1.3.1 PURCHASE OPTION. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date for an aggregate purchase price of $100, an option ("Representative's Purchase Option") for the purchase of an aggregate of [ ] shares of Common Stock ("Representative's Shares") at an initial exercise price of 110% of the initial offering price of a share of common stock (I.E, $[ ] per share of Common Stock) and [ ] Warrants ("Representative's Warrants") at an initial exercise price of 100% of the initial offering price of a Warrant (I.E., [ ] per Warrant). Each of the Representative's Shares and Representative's Warrants is identical to the Common Stock and Warrants constituting the Firm Securities. The Representative's Purchase Option shall be exercisable, in whole or part, for a period of four years commencing one year from the Effective Date. The Representative's Purchase Option, the Representative's Shares, the Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "Representative's Securities." The Public Securities and the Representative's Securities are hereinafter referred to collectively as the "Securities."

                       1.3.2 PAYMENT AND DELIVERY. Delivery and payment for the Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as follows:

               2.1     FILING OF REGISTRATION STATEMENT.

                       2.1.1 PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form S-1 (No. 333-__________), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Public Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date or such later date as may be determined by the Representative (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the "Prospectus." The Registration Statement has been declared effective by the Commission on the date hereof.

                       2.1.2 PURSUANT TO THE EXCHANGE ACT. The Company has filed with the Commission a registration statement on Form 8-A (No. ____________) providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Common Stock and Warrants. Such registration of the Common Stock and Warrants has been declared effective by the Commission on the date hereof.

               2.2 NO STOP ORDERS, ETC. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

               2.3     DISCLOSURES IN REGISTRATION STATEMENT.

                       2.3.1 SECURITIES ACT REPRESENTATION. At the time the Registration Statement becomes effective and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto, and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished (or not furnished in the case of an omission) to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                       2.3.2 DISCLOSURE OF CONTRACTS. The description in the Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and that is (i) referred to in the Prospectus, or
(ii) material to the Company's business, has been duly and validly executed by the Company and, to the Company's knowledge, the other parties thereto, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

                       2.3.3 PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

               2.4     CHANGES AFTER DATES IN REGISTRATION STATEMENT.

                       2.4.1 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

                       2.4.2 RECENT SECURITIES TRANSACTIONS, ETC. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

               2.5 INDEPENDENT ACCOUNTANTS. Rothstein, Kass & Company, P.C. ("RKC"), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. RKC has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

               2.6 FINANCIAL STATEMENTS. The financial statements, together with the notes thereto and supporting schedules included in the Registration Statement and Prospectus, present fairly the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information set forth in the Registration Statement and Prospectus reflects all significant assumptions and adjustments relating to the business and operations of the Company.

               2.7 AUTHORIZED CAPITAL; OPTIONS; ETC. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions and adjustments stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no outstanding or authorized subscriptions, options, warrants or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of any Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, the Company will not have any then current obligation to pay principal, interest, or other monetary obligation on any class of equity securities or debt obligation of the Company.

               2.8     VALID ISSUANCE OF SECURITIES; ETC.

                       2.8.1 OUTSTANDING SECURITIES. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales by the Company of the outstanding Common Stock, options and warrants to purchase shares of Common Stock, and securities convertible into shares of Common Stock, were at all relevant times registered under the Act and registered or qualified under the applicable state securities or Blue Sky laws or exempt from such registration or qualification requirements.

                       2.8.2 SECURITIES SOLD PURSUANT TO THIS AGREEMENT. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative's Purchase Option, the Representative's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representative's Purchase Option, the Representative's Warrants and the Warrants will be enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               2.9 REGISTRATION RIGHTS OF THIRD PARTIES. Except as set forth in the Prospectus, no holders of any securities of the Company or of any options or warrants of the Company or other rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in the Registration Statement.

               2.10 VALIDITY AND BINDING EFFECT OF AGREEMENTS. This Agreement and the Warrant Agreement (as hereinafter defined) have been duly and validly authorized by the Company and constitute, and the Representative's Purchase Option and the Merger and Acquisition Agreement, have been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               2.11 NO CONFLICTS, ETC. The execution, delivery, and performance by the Company of this Agreement, the Representative's Purchase Option, the Warrant Agreement, the Merger and Acquisition Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except which could not reasonably be expected to have a material adverse effect on the Company; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except where such violation could not reasonably be expected to have a material adverse effect on the Company; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company.

               2.12 NO DEFAULTS; VIOLATIONS. Except as described in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. Except as described in the Prospectus, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

               2.13    CORPORATE POWER; LICENSES; CONSENTS.

                       2.13.1 CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all applicable governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact.

                       2.13.2 TRANSACTIONS CONTEMPLATED HEREIN. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Merger and Acquisition Agreement and the Prospectus, except with respect to applicable federal and state securities laws.

               2.14 TITLE TO PROPERTY; INSURANCE. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than (i) those referred to in the Prospectus, (ii) liens for taxes not yet due and payable or (iii) those which do not materially effect the value of such property and do not materially interfere with the use made of such property by the Company. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business.

               2.15 LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might materially and adversely affect the financial position, value or the operation of the properties or the business of the Company, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

               2.16 GOOD STANDING. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation.

The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the financial position or value or the operation of the properties or the business of the Company.

               2.17 TAXES. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all undisputed portions of all taxes (as hereinafter defined) shown as due on such returns that were filed and, except as set forth on SCHEDULE 2.17, has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) to the Company's knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

               2.18 EMPLOYEES' OPTIONS. Except as set forth on SCHEDULE 2.18, no shares of Common Stock (underlying outstanding options to purchase Common Stock) are eligible for sale pursuant to Rule 701 promulgated under the Act in the 12-month period following the Effective Date.

               2.19    TRANSACTIONS AFFECTING DISCLOSURE TO NASD.

                       2.19.1 FINDER'S FEES. Except as set forth on SCHEDULE 2.19.1, the Company has not received any notice of claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                       2.19.2 PAYMENTS WITHIN TWELVE MONTHS. Except as set forth on SCHEDULE 2.19.2, and other than payments to the Representative set forth in this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any NASD member, or (iii) any person or entity that has any direct or indirect affiliation or association with any NASD member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter, assuming the accuracy of the information contained in the NASD questionnaires received from each of the Company's security holders.

                       2.19.3 USE OF PROCEEDS. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or any affiliate or associate of any participating NASD member, except as specifically authorized herein.

                       2.19.4 INSIDERS' NASD AFFILIATION. Except as set forth on
SCHEDULE 2.19.4, no officer or director of the Company or owner of any of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and the NASD if prior to the Closing Date or Option Closing Date, if any, it learns that any officer, director or stockholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the offering.

               2.20 FOREIGN CORRUPT PRACTICES ACT. None of the Company or any of its officers, directors, or, to its knowledge, any of its employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

               2.21 BULLETIN BOARD ELIGIBILITY. As of the Effective Date, the Public Securities will have been approved for quotation on the American Stock Exchange ("AMEX").

               2.22 INTANGIBLES. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as being licensed to or owned by it in the Registration Statement. Except as described in the Prospectus, there is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened relating to, and the Company has not received any notice of conflict with the asserted rights of others, that challenges the exclusive right of the Company with respect to, any Intangibles used in the conduct of the Company's business. To the Company's knowledge, after due inquiry, the Intangibles and the Company's current products, services and processes do not infringe on any Intangibles held by any third party. To the Company's knowledge, no others have infringed upon the Intangibles of the Company.

               2.23    RELATIONS WITH EMPLOYEES.

                       2.23.1 EMPLOYEE MATTERS. The Company is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the Company's knowledge, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state and local laws and regulations. Except as set forth in the Registration Statement and the Prospectus, to the Company's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. To the Company's knowledge, no question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

                       2.23.2 EMPLOYEE BENEFIT PLANS. Other than as set forth in the Registration Statement and the Prospectus, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), that could subject the Company to any material tax penalty for prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

               2.24 OFFICERS' CERTIFICATE. Any certificate signed by any duly authorized officer of the Company and delivered directly to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby and as of the date given.

               2.25 WARRANT AGREEMENT. The Company has entered into a warrant agreement with respect to the Warrants and the Representative's Warrants substantially in the form filed as an exhibit to the Registration Statement ("Warrant Agreement") with Continental Stock Transfer & Trust Company, providing for, among other things, (i) no redemption of the Warrants without the consent of the Representative and (ii) for the payment of a warrant solicitation fee as contemplated by Section 3.9 hereof.

               2.26 LOCK-UP AGREEMENTS. Except as set forth on Schedule 2.26, the Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all of the officers and directors of the Company and all holders of the outstanding Common Stock of the Company or warrants or options to purchase, or other securities convertible into, shares of Common Stock (including their family members and affiliates) (collectively, the "Insiders"), agree not to sell any shares of Common Stock or warrants or options to purchase, or other securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 12 months following the Effective Date except with the prior written consent of the Representative, and provided further that the officers of the Company and their family members and affiliates have agreed to a lock-up period of 18 months, instead of the aforementioned 12 months.

               2.27 SUBSIDIARIES. Except as set forth on SCHEDULE 2.27, the Company does not own, in whole or in part, an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity (each a "Subsidiary" and collectively the "Subsidiaries"). The Subsidiaries set forth on SCHEDULE 2.27 are each duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation. The Company owns all of the capital stock or other ownership interest of the Subsidiaries free and clear of all liens, security interests and other encumbrances of any nature whatsoever, except as set forth on SCHEDULE 2.27 and in the Prospectus. The representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each Subsidiary, taken as a whole with the Company and all other Subsidiaries, as if each representation and warranty contained herein made specific reference to the Subsidiaries each time the term "Company" is used.

               2.28 ENVIRONMENTAL MATTERS. The Company has complied in all material respects with all applicable environmental laws.

               2.29 PRODUCT LIABILITY INSURANCE. The Company maintains product liability insurance of the type and in the amounts typically maintained by similar companies operating in the industry in which the Company operates.

               2.30 CONVERSION OF 7 1/4% NOTES. As of the Effective Date, all of the principal and interest due on the Company's outstanding 7 1/4% convertible promissory notes (the original aggregate principal amount of $300,000) held by Marvin Rosen, Philip Turits and Patrick Bello will have automatically converted into [ ] shares of Common Stock by such notes' terms.

               2.31 RELATED PARTY TRANSACTIONS. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement and Prospectus that have not been described as required.

               2.32 STANDARD & POOR'S LISTING. The Company has secured coverage in Standard & Poor's Corporation Records Corporate Description, effective as of the Effective Date.

               2.33 REGULATORY COMPLIANCE. The Company's products, operations and ownership interests are in compliance in all material respects with all federal, state and agency standards, rules, regulations and requirements that are applicable to the Company as of the Effective Date, including but not limited to those promulgated by the Federal Communications Commission, and comparable standards and agencies in the countries in which the Company operates.

               2.34 BOARD OF DIRECTORS. The Board of Directors of the Company is comprised of the persons set forth on SCHEDULE 2.33. The qualifications of the persons serving as Board members and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the American Stock Exchange (including those requirements that have been finalized or issued as of the date hereof with a date certain for effectiveness, but which are not yet effective). At least one member of the Board qualifies as a "financial expert" as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

               2.35 NO STOP ORDERS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

               2.36 NON NON-COMPETITION OBLIGATIONS. No director, officer or other employee of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer that could materially affect his ability to be an employee, officer and/or director of the Company.

               2.37    SARBANES-OXLEY COMPLIANCE.

                       2.37.1 DISCLOSURE CONTROLS. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company's Exchange Act filings and other public disclosure documents.

                       2.37.2 COMPLIANCE. The Company and each of its directors and its senior financial officers has consulted with the Company's independent auditors and outside counsel with respect to, and is familiar in all material respects with, the requirements of the Sarbanes-Oxley Act of 2002. The Company is in, or will be on the Effective Date, compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the provisions of the Sarbanes-Oxley Act of 2002.

         3. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

               3.1 AMENDMENTS TO REGISTRATION STATEMENT. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

               3.2     FEDERAL SECURITIES LAWS.

                       3.2.1 COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company will use all best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof, and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

                       3.2.2 FILING OF FINAL PROSPECTUS. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

                       3.2.3 EXCHANGE ACT REGISTRATION. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock and Warrants under the provisions of
Section 12 of the Exchange Act.

               3.3 BLUE SKY FILINGS. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

               3.4 DELIVERY TO THE UNDERWRITERS OF PROSPECTUSES. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request.

               3.5 EVENTS REQUIRING NOTICE TO THE REPRESENTATIVE. The Company will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) if it becomes aware of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

               3.6 REVIEW OF FINANCIAL STATEMENTS. For a period of five years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to participate to review (as described in Statement on Audited Standards No. 71 -- Interim Financial Information) (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q or Form 10-QSB quarterly reports and the mailing of any quarterly financial information to stockholders.

               3.7 EXCHANGE MAINTENANCE. For a period of five years from the date hereof, the Company will use its best efforts to maintain the listing by the AMEX of the Common Stock, and, if outstanding, the Warrants.

               3.8 STANDARD & POOR'S AND SECONDARY MARKET TRADING. The Company will take all necessary action to maintain coverage in Standard & Poor's Corporation Records Corporate Descriptions for a period of three years from the Effective Date, including the payment of any necessary fees and expenses and the delivery to Standard & Poor's of updated quarterly information. The Company shall take such action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such states as may be reasonably requested by the Representative, including the payment of any necessary fees and expenses and the filing of requisite forms (e.g., Form 25101(b) for secondary market trading in the State of California) on the Effective Date.

               3.9 WARRANT SOLICITATION AND REGISTRATION OF COMMON STOCK UNDERLYING THE WARRANTS.

                       3.9.1 WARRANT SOLICITATION FEES. The Company hereby engages Kirlin, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company, at its cost, will (i) assist Kirlin with respect to such solicitation, if requested by Kirlin and will (ii) provide to Kirlin, and direct the Company's transfer and warrant agent to provide to Kirlin, lists of the record and, to the extent known, beneficial owners of the Company's Warrants. Commencing one year from the Effective Date, the Company will pay to Kirlin a commission of five (5%) percent of the Warrant exercise price for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, if allowed under the rules and regulations of the NASD and only if Kirlin has provided bona fide services to the Company in connection with the exercise of Warrants and has received written confirmation from the holder that Kirlin has solicited such exercise. In addition to soliciting the exercise of Warrants, either orally or in writing, such services also may include disseminating information supplied to Kirlin by the Company, either orally or in writing, to Warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Warrants. Kirlin may engage sub-agents reasonably acceptable to the Company in its solicitation efforts. The Company will disclose the arrangement to pay such solicitation fees to Kirlin in any prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Warrants.

                       3.9.2 REGISTRATION OF COMMON STOCK. The Company agrees that so long as the Warrants are exercisable, it shall file with the Commission post-effective amendments to the registration statement as necessary to maintain effectiveness of the Registration Statement (or new Registration Statements covering the Warrants and the Common Stock issuable upon exercise thereof) and it shall take such action as is necessary to qualify and/or maintain qualification for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. The Company shall maintain the effectiveness of such registration statement and keep current a prospectus thereunder and maintain such qualification until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. The provisions of this Section 3.9.2 may not be modified, amended or deleted without the prior written consent of the Underwriter.

               3.10    REPORTS TO THE REPRESENTATIVE.

                       3.10.1 PERIODIC REPORTS, ETC. For a period of five years from the Effective Date, the Company will promptly furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company and (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company.

                       3.10.2 TRANSFER SHEETS AND WEEKLY POSITION LISTINGS. Until the earlier of (i) the date the Company's securities are listed on the New York Stock Exchange or the Nasdaq National Market, and (ii) the third anniversary of the Closing Date, the Company will furnish to the Representative at the Company's sole expense such transfer sheets and position listings of the Company's securities as the Representative may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly position listings of the Depository Trust Company.

                       3.10.3 SECONDARY MARKET TRADING MEMORANDUM. The Company hereby requests that the Underwriters' legal counsel deliver to the Underwriters, at the Effective Date, a written memorandum detailing those states in which the Common Stock and the Warrants may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Market Trading Memorandum") and that such counsel update such memorandum as reasonably requested by the Representative. The Company shall pay to the Underwriters' legal counsel a one-time fee of $5,000 for such services.

               3.11    AGREEMENTS BETWEEN THE REPRESENTATIVE AND THE COMPANY.

                       3.11.1 MERGER AND ACQUISITION AGREEMENT. On the Closing Date, the Company will enter into a Merger and Acquisition Agreement with the Representative in the form filed with the Commission as an exhibit to the Registration Statement providing for a finder's fee to be paid to the Representative if the Company participates in any merger, consolidation, or other transaction in which the Representative introduced the Company to the other party for a period of three years from the Closing Date ("Merger and Acquisition Agreement").

                       3.11.2 REPRESENTATIVE'S PURCHASE OPTION. On the Closing Date, the Company will execute and deliver the Representative's Purchase Option to Kirlin or its designees in the form filed as an exhibit to the Registration Statement.

               3.12 DISQUALIFICATION OF FORM SB-2 OR FORM S-1 (OR OTHER APPROPRIATE FORM). For a period equal to seven (7) years from the date hereof, the Company will not take any action or actions that may prevent or disqualify the Company's use of Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative's Securities and the securities issuable upon exercise of those securities under the Act.

               3.13    PAYMENT OF EXPENSES.

                       3.13.1 GENERAL EXPENSES. The Company hereby agrees to pay on the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be reasonably required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the shares of Common Stock, the Warrants and the Representative's Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, the fees (equal to $15,000) and disbursements of the Underwriters' counsel, and fees and disbursements of local counsel, if any, retained for such purpose (provided that all such disbursements have been approved in advance by the Company) and a one-time fee of $5,000 payable to Underwriters' counsel for the preparation of the Secondary Market Trading Memorandum pursuant to Section 3.10.3 hereof, (iv) costs associated with applications for assignments of a rating of the Public Securities by qualified rating agencies, if applicable, (v) filing fees, costs and expenses (including fees (of $10,000) and disbursements for the Underwriters' counsel) incurred in registering the offering with the NASD, (vi) costs of placing "tombstone" advertisements in THE WALL STREET JOURNAL, THE NEW YORK TIMES and a third publication to be selected by the Representative, (vii) fees and disbursements of the transfer and warrant agent, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Representative, (ix) the preparation, binding and delivery of two transaction "bibles" for the Representative, (x) fees and expenses for any listing of the Public Securities on any securities exchange or any coverage or listing in Standard & Poor's and (xi) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.13.1. The Company also agrees to engage and pay for an investigative search firm of the Representative's choice (International Business Research (USA), Inc.) to conduct an investigation of the officers and directors of the Company, which amount will be credited against the Representative's non-accountable expense allowance if the offering is consummated as provided herein. The Representative may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein and elsewhere in this Agreement to be paid by the Company to the Representative and/or to third parties.

                       3.13.2 NON-ACCOUNTABLE EXPENSES. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.13.1, it will pay to the Representative a non-accountable expense allowance equal to three (3%) percent of the gross proceeds received by the Company from the sale of the Firm Securities (but not the Option Securities), of which $100,000 has been paid to date, and the Company will pay the balance on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the following provisions shall apply: The Company's liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative's actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses). The Representative shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of actual out-of-pocket expenses, the Representative shall promptly remit to the Company any such excess.

               3.14 APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus. The Company hereby agrees that, without the express prior written consent of the Representative, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds or (ii) any debt or obligation owed to any Insider, except as described in the "Use of Proceeds" section of the Prospectus.

               3.15 DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under
Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

               3.16 KEY PERSON LIFE INSURANCE. The Company will maintain key person life insurance in an amount not less than $3,000,000 on the life of Marvin S. Rosen and $3,000,000 on the life of Matthew D. Rosen, to be in effect as of the Effective Date, and pay the annual premiums therefor and name the Company as the sole beneficiary thereof for at least three years following the Effective Date.

               3.17 STABILIZATION. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

               3.18 INTERNAL CONTROLS. The Company maintains and will continue to maintain a system of internal accounting controls that comply with the requirements of the Sarbanes-Oxley Act of 2002 (and the rules promulgated thereunder) and which are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               3.19 ACCOUNTANTS AND LAWYERS. For a period of five years from the Effective Date, the Company shall retain independent public accountants and securities lawyers reasonably acceptable to the Representative. RKC and Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP ("Gersten, Savage") are acceptable to the Representative.

               3.20 TRANSFER AGENT. For a period of five years from the Effective Date, the Company shall retain a transfer agent ("Transfer Agent") for the Common Stock and Warrants reasonably acceptable to the Representative. Continental Stock Transfer & Trust Company is acceptable to the Representative.

               3.21 NASD. The Company shall advise the Representative if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company's Public Securities.

               3.22 SALE OF SECURITIES. Subject to Section 2.26 hereof, the Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for the time periods set forth in Section 2.26 following the Effective Date without obtaining the prior written consent of the Representative.

               3.23 FORM S-8. The Company shall not file a registration statement on Form S-8 (or successor form) for a period of two years after the Effective Date, without the prior written consent of the Representative.

               3.24 EMPLOYEE BENEFIT PLANS. The Company shall not increase the number of shares of common stock eligible for awards under any general employee benefit plan or adopt a new employee benefit plan for stock-based awards for a period of two years after the Effective Date, without the prior written consent of the Representative.

         4. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy (in all material respects) of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

               4.1     REGULATORY MATTERS.

                       4.1.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the Company's knowledge, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Miller, counsel to the Underwriters.

                       4.1.2 NASD CLEARANCE. By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

                       4.1.3 NO BLUE SKY STOP ORDERS. No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to Section 3.3 hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, shall be contemplated.

               4.2     COMPANY COUNSEL MATTERS.

                       4.2.1 EFFECTIVE DATE OPINION OF COUNSEL. On the Effective Date, the Representative shall have received the opinions of Gersten, Savage, general counsel to the Company, dated the Effective Date, addressed to the Representative and in form and substance satisfactory to Graubard Miller, counsel to the Representative.

                       4.2.2 CLOSING DATE AND OPTION CLOSING DATE OPINION OF COUNSELS. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the opinion of Gersten, Savage, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance satisfactory to Graubard Miller, counsel to the Underwriters, confirming as of the Closing Date and, if applicable, the Option Closing Date, the respective statements made by it in its opinion delivered on the Effective Date.

                       4.2.3 RELIANCE. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriter's counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel if requested. The opinion of counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

               4.3 COLD COMFORT LETTER. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Graubard Miller, counsel for the Underwriters, from RKC, dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

                           (i) confirming that they are independent accountants
with respect to the Company within the meaning of the Act and the applicable Regulations;

                           (ii) stating that, based on the performance of
procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 100 -- "Interim Financial Information"), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the [June 30, 2004] balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from [June 30, 2004] to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, in the case of clauses (b) and
(c), if there was any such change or decrease, setting forth the amount of such decrease;

                           (iii) stating that they have compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, and work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                           (iv) statements as to such other matters incident to
the transaction contemplated hereby as you may reasonably request and as are typically included in auditor's "comfort letters" to underwriters.

               4.4     OFFICERS' CERTIFICATES.

                       4.4.1 OFFICERS' CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate, that is true and correct in fact, of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions (subject to any materiality qualifications in any such covenants and conditions and in the representations and warranties) required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request, including a certificate certifying without any qualifications that no shareholder, officer or director of the Company has any affiliation with a member or affiliate of a member of the NASD, which certificate will be signed by each of the CEO, COO, CFO and Secretary of the Company.

                       4.4.2 SECRETARY'S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the By-Laws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

               4.5 NO MATERIAL CHANGES. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholders or affecting any of the Company's property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               4.6 DELIVERY OF AGREEMENTS. The Company has delivered to the Representative an executed copy of the Representative's Purchase Option.

               4.7 OPINION OF COUNSEL FOR THE UNDERWRITERS. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Graubard Miller, counsel to the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

               4.8 UNAUDITED FINANCIALS. The Company shall have furnished to the Underwriter a copy of the latest available unaudited interim financial statements for the period ended June 30, 2004 ("Unaudited Financials") of the Company which have been read by RKC as stated in their letter dated as of the Closing Date to be furnished pursuant to Section 4.3 hereof.

         5. INDEMNIFICATION.

               5.1     INDEMNIFICATION OF UNDERWRITERS.

                       5.1.1 GENERAL. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers and employees and each person, if any, who controls any such Underwriter ("controlling person") within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative's Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished (or not furnished in the case of an omission) to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

                       5.1.2 PROCEDURE. If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, except where such settlement provides for the full release of the Company.

                       5.1.3 INDEMNIFICATION OF THE COMPANY. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished (or not furnished in the case of an omission or alleged omission) to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

               5.2     CONTRIBUTION.

                       5.2.1 CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.2.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of
Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

                       5.2.2 CONTRIBUTION PROCEDURE. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters' obligations to contribute pursuant to this Section 5.2 are several and not joint.

         6. DEFAULT BY AN UNDERWRITER.

               6.1 DEFAULT NOT EXCEEDING 10% OF FIRM SECURITIES OR OPTION SECURITIES. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, if the over-allotment option is exercised, hereunder, and if the number of the Firm Securities or Option Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Option Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

               6.2 DEFAULT EXCEEDING 10% OF FIRM SECURITIES OR OPTION SECURITIES. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Securities or Option Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Securities or Option Securities you do not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Option Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.15 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

               6.3 POSTPONEMENT OF CLOSING DATE. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

         7. RIGHT TO APPOINT REPRESENTATIVE. For a period of five years from the Effective Date, upon notice from Kirlin to the Company, Kirlin shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to Kirlin and its counsel in connection with such representative's attendance at meetings of the Board of Directors; and provided further that upon written notice to Kirlin, the Company may exclude the representative from meetings (i) for the portions of the meeting held in "executive session" and (ii) where, in the written opinion of counsel for the Company, the representative's presence would jeopardize the attorney-client privilege. The Company agrees to give Kirlin written notice of each such meeting and to provide Kirlin with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the representative of Kirlin for its reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation.

         8. ADDITIONAL COVENANTS.

               8.1 BOARD COMPOSITION AND BOARD DESIGNATIONS. For a period of five years from the Effective Date, the Company shall ensure that (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the AMEX and (ii) at least one member of the board of directors qualifies as a "financial expert" as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

               8.2 EMPLOYMENT AND COMPENSATION MATTERS. Prior to the Effective Date, the Company will have entered into a three-year employment agreement with Matthew D. Rosen, including a covenant not to compete for a period of two years after termination of employment, the terms of which shall be satisfactory to the Representative, and will have entered into a six-month employment agreement and five-year non-competition agreement with Marvin S. Rosen, the terms of which will be satisfactory to the Representative. The Company agrees that for a period of three years from the Effective Date, all compensation and other arrangements between the Company and its officers, directors and affiliates shall be approved by the Compensation Committee of the Company's Board of Directors, a majority of the members of which shall have no affiliation or other relationship with the Company other than as directors.

               8.3 PRESS RELEASES. The Company will not issue a press release or engage in any other publicity until 25 days after the Effective Date without the Representative's prior written consent.

         9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

         10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

               10.1 EFFECTIVE DATE. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

               10.2 TERMINATION. The Underwriters shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative's opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war other than in Afghanistan or Iraq or there are other major hostilities in or outside those countries, or
(iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if either Marvin S. Rosen or Matthew D. Rosen shall no longer serve the Company in his present capacity, or (viii) if the Company has breached any of its representations, warranties or obligations hereunder (subject to any materiality qualifications contained therein), or (ix) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, or such adverse material change in general market conditions as in the Representative's reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

               10.3 NOTICE. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be notified on the same day as such election is made by you by telephone or telecopy, confirmed by letter.

               10.4 EXPENSES. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by Section 3.13 hereof.

               10.5 INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         11. MISCELLANEOUS.

               11.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

                  If to the Representative:
                           Kirlin Securities, Inc.
                           6901 Jericho Turnpike
                           Syosset, New York 11791
                           Attention:  David O. Lindner
                           Telecopier:  (516) 364-5199

                  Copy to:
                           Graubard Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attention:  David Alan Miller, Esq.
                           Telecopier:  (212) 818-8881

                  If to the Company:

                           Fusion Telecommunications International, Inc. 420 Lexington Avenue, Suite 518
                           New York, New York 10170
                           Attention:  Matthew D. Rosen
                           Telecopier:  (212) 972-7884

                  Copy to:

                           Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 East 52nd Street, 9th Floor
                           New York, New York 10022
                           Attention:  Arthur S. Marcus, Esq.
                           Telecopier:  (212) 980-5192

               11.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

               11.3 AMENDMENT. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

               11.4 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

               11.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the other Underwriter, the Company and the controlling persons, directors and officers referred to in
Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

               11.6 GOVERNING LAW, JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

               11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

               11.8 WAIVER, ETC. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                      Very truly yours,

                                      FUSION TELECOMMUNICATIONS
                                        INTERNATIONAL, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


Accepted as of the date first above written.

New York, New York

KIRLIN SECURITIES, INC.



By:
   ---------------------------------
   Name: David O. Lindner
   Title: Co-Chief Executive Officer

                                   SCHEDULE I


                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

        Underwriter                    Number of Firm Securities to be Purchased
        -----------                    -----------------------------------------

    Kirlin Securities, Inc.

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

VOID AFTER 5:00 P.M. EASTERN TIME, ____________ ___, 2009.



                                 PURCHASE OPTION

                            FOR THE PURCHASE OF UP TO

                           [ ] SHARES OF COMMON STOCK

                                     AND/OR

                       [ ] COMMON STOCK PURCHASE WARRANTS

                                       OF

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

                            (A DELAWARE CORPORATION)

1.       PURCHASE OPTION.

         THIS CERTIFIES THAT, in consideration of $100.00 duly paid by or on behalf of ____________________________ ("Holder"), as registered owner of this Purchase Option, to Fusion Telecommunications International, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after __________ ____, 2005 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time,
___________ ____, 2009 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [ ] ([ ]) shares of Common Stock of the Company, $.01 par value ("Common Stock") and/or [ ] ([ ]) Redeemable Common Stock Purchase Warrants, each to purchase one share of Common Stock ("Warrants"). Each Warrant is the same as the Redeemable Common Stock Purchase Warrants ("Public Warrants") that have been registered by the Company for sale to the public pursuant to the Registration Statement on Form SB-2 (No.333-___________) ("Registration Statement"), which was declared effective on _________ ____, 2004 ("Effective Date"). The shares of Common Stock and Warrants are sometimes collectively referred to herein as the "Securities." The Holder can purchase, upon exercise of the Purchase Option, either shares of Common Stock or Warrants or both. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day that is not such a day in accordance with the terms herein. This Purchase Option is initially exercisable at $[ ] per share of Common Stock and $[ ] per Warrant purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price and the number of shares of Common Stock and Warrants to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context of a share of Common Stock or a Warrant.

2.       EXERCISE.

         2.1 EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash or by certified check or official bank check for the Securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 LEGEND. Each certificate for Securities purchased under this Purchase Option shall bear a legend as follows (or a substantially similar legend) unless such Securities have been registered under the Securities Act of 1933, as amended:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         2.3   CONVERSION RIGHT.

               2.3.1 DETERMINATION OF AMOUNT. In lieu of the payment of the Exercise Price in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Common Stock and/or Warrants ("Conversion Right") as provided in this Section 2 below.

               2.3.2 COMMON STOCK. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Stock Value" (as defined below), at the close of trading on the next to last trading day immediately preceding the exercise of the Conversion Right, of the portion of the Purchase Option being converted by (y) the Market Price at that same time. The "Stock Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) the

Exercise Price multiplied by the number of shares of Common Stock underlying that portion of the Purchase Option being converted from (b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock underlying that portion of the Purchase Option being converted. As used in this Section 2.3.2, the term "Market Price" at any date shall be deemed to be the average of the last reported sale price of the Common Stock for the three consecutive trading days ending on such date, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price for the three consecutive trading days ending on such date as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

               2.3.3 WARRANTS. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Warrants equal to the quotient obtained by dividing (x) the "Warrant Value" (as defined below), at the close of trading on the next to last trading day immediately preceding the exercise of the Conversion Right, of the portion of the Purchase Option being converted by (y) the Market Price at that same time. The "Warrant Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Warrants underlying that portion of the Purchase Option being converted from (b) the Market Price of the Warrants multiplied by the number of Warrants underlying that portion of the Purchase Option being converted. As used in this Section 2.3.3, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Warrants for the three consecutive trading days ending on such date, or, in case no such reported sale takes place on such day, the last reported sale price for the immediately preceding trading day, in either case as officially reported by the principal securities exchange on which the Warrants are listed or admitted to trading, or, if the Warrants are not listed or admitted to trading on any national securities exchange or if any such exchange on which the Warrants are listed is not its principal trading market, the last reported sale price for the three consecutive trading days ending as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the American Stock Exchange, or if the Warrants are not then traded on any of the foregoing markets, or similar organization, then the "Market Price" shall equal the remainder derived from subtracting (a) the exercise price of the underlying Warrant from (b) the "Market Price" of the Common Stock as determined in Section 2.3.2.

               2.3.4 MECHANICS OF CONVERSION. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Purchase Option with a duly executed exercise form attached hereto with the conversion right section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock and/or Warrants that the Holder will purchase pursuant to such Conversion Right.

3.       TRANSFER.

         3.1 GENERAL RESTRICTIONS. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option prior to the Commencement Date to anyone other than (i) an officer or partner of such Holder, (ii) an officer of Kirlin Securities, Inc. ("Underwriter") or an officer or partner of any Selected Dealer or member of the underwriting syndicate in connection with the Company's public offering with respect to which this Purchase Option has been issued, or
(iii) any Selected Dealer or member of the underwriting syndicate. On and after the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2 RESTRICTIONS IMPOSED BY THE ACT. This Purchase Option and the Securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Purchase Option or the Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that an opinion of Graubard Miller in form and substance reasonably satisfactory to the Company or its counsel shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Purchase Option or Securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

4.       NEW PURCHASE OPTIONS TO BE ISSUED.

         4.1   PARTIAL EXERCISE OR TRANSFER. Subject to the restrictions in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         4.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       REGISTRATION RIGHTS.

         5.1   DEMAND REGISTRATION.

               5.1.1 GRANT OF RIGHT. The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least 51% of the Purchase Options and/or the underlying shares of Common Stock and Warrants ("Majority Holders"), agrees to register on one occasion, all of the Securities underlying such Purchase Options, including the Common Stock, the Warrants and the Common Stock underlying the Warrants (collectively the "Registrable Securities"). On such occasion, the Company will file a registration statement covering the Registrable Securities within sixty (60) days after receipt of the Initial Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter. If the Company fails to comply with the provisions of this Section 5.1.1, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the Holder(s). The demand for registration may be made at any time during a period of four years beginning one year from the Effective Date; provided that the Registrable Securities are not already covered by an effective registration statement. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Purchase Options and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

               5.1.2 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting and brokerage commissions discounts and fees, the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 5.1.1 to remain effective for a period of at least twelve consecutive months from the date that the Holders of the

Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities.

         5.2   "PIGGY-BACK" REGISTRATION.

               5.2.1 GRANT OF RIGHT. In addition to the demand right of registration, the Holders of the Purchase Options shall have the right for a period of six (6) years commencing one year from the Effective Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, in the determination of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without adversely affecting the entire offering, the Company shall not be obligated to register such Registrable Securities.

               5.2.2 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting and brokerage commissions, discounts and fees and the expenses of any legal counsel and other experts selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as the Holder has sold all of the Registrable Securities. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company's notice of its intention to file a registration statement.

         5.3   GENERAL TERMS.

               5.3.1 INDEMNIFICATION. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 5 of the Underwriting Agreement between the Underwriter and the Company, dated the Effective Date (but not with respect to information furnished (or not furnished in the case of an omission) by the Holders). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished (or not furnished in the case of an omission or alleged omission) by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

               5.3.2 EXERCISE OF WARRANTS. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options or Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

               5.3.3 DOCUMENTS DELIVERED TO HOLDERS. Subject to the execution of appropriate confidentiality agreements, the Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request, provided that all such persons sign a confidentiality agreement.

               5.3.4 DOCUMENTS TO BE DELIVERED BY HOLDER(S). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders as a condition to the inclusion of such Holder's Registrable Securities in any registration statement.

6.       ADJUSTMENTS.

         6.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES. The Exercise Price and the number of shares of Common Stock underlying the Purchase Option and underlying the Warrants underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

               6.1.1 STOCK DIVIDENDS - RECAPITALIZATION, RECLASSIFICATION, SPLIT-UPS. If after the date hereof, and subject to the provisions of Section
6.3 below, the number of outstanding
shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option and the Warrants underlying the Purchase Option shall be increased in proportion to such increase in outstanding shares; provided, however, that nothing in this
Section 6.1 is intended to provide for an adjustment with respect to the Warrants beyond that provided for in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. [For example, if the Company declares a two-for-one stock dividend and at the time of such dividend the Purchase Option is for the purchase of 1,000 shares of Common Stock at $5.555 per share and 1,000 Warrants at $0.055 per Warrant (each Warrant exercisable for $5.05 per share), upon effectiveness of the dividend, the Purchase Option will be adjusted (disregarding for purposes of this example that adjustments shall be rounded to the nearest cent, as provided in Section 6.1.3) to allow for the purchase of 2,000 shares at $2.7775 per share and 2,000 Warrants at $0.0275 (each Warrant exercisable for $2.525 per share).]

               6.1.2 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option and the Warrants underlying the Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

               6.1.3 ADJUSTMENTS IN EXERCISE PRICE. Whenever the number of shares of Common Stock purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. If it is determined that such Exercise Price and number of shares of Common Stock must be adjusted, then the Exercise Price of the Purchase Option with respect to the underlying Warrants and the number of Warrants purchasable hereunder shall also be similarly adjusted.

               6.1.4 REPLACEMENT OF SECURITIES UPON REORGANIZATION, ETC. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

               6.1.5 CHANGES IN FORM OF PURCHASE OPTION. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6.2 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise or transfer of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

7. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its reasonable best efforts to cause all (i) shares of Common Stock issuable upon exercise of the Purchase Options and the Warrants, and (ii) the Warrants underlying the Purchase Options to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock or the Public Warrants issued to the public in connection herewith are then listed and/or quoted.

8.       CERTAIN NOTICE REQUIREMENTS.

         8.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.       MISCELLANEOUS.

         9.1 AMENDMENTS. The Company and the Underwriter may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         9.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.3 ENTIRE AGREEMENT. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.4 BINDING EFFECT. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder, by acceptance hereof, agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.6 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of _____, 2004.


                                           FUSION TELECOMMUNICATIONS
                                               INTERNATIONAL, INC.



                                           By:
                                              ----------------------------------
                                                    Marvin S. Rosen
                                                    Chief Executive Officer

Form to be used to exercise Purchase Option:

Fusion Telecommunications International, Inc.

Date:_________________, 200__

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ____ shares of Common Stock and/or Warrants to purchase shares of Common Stock of Fusion Telecommunications International, Inc. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock and $ per Warrant) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

                                       OR

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase _________ shares of Common Stock by surrender of the unexercised portion of the within Purchase Option (with a "Stock Value" of $_______ based on a "Market Price" of $__________. Please issue the Common Stock as to which this Purchase Option is exercised in accordance with the instructions given below.

                                              ------------------------------
                                              Signature

                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
                  --------------------------------------------------------
                                 (Print in Block Letters)

Address
                  --------------------------------------------------------

Form to be used to assign Purchase Option:



                                   ASSIGNMENT




                  (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

                  FOR VALUE RECEIVED,__________________________________ does hereby sell, assign and transfer unto _______________________ the right to purchase _______________________ shares of Common Stock and/or Warrants to purchase ______ shares of Common Stock of Fusion Telecommunications International, Inc. ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 200_

                                              ------------------------------
                                              Signature

------------------------------
Signature Guaranteed

                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.